Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Form S-8 No. 33-17642, Form S-8 No. 33-45131, Form S-8 No. 33-45132, Form S-8 No. 33-62863, Form S-8 No. 33-64860, Form S-8 No. 33-72494, Form S-8 No. 33-77586, Form S-8 No. 33-77590, Form S-8 No. 333-74873, Form S-8 No. 333-68103, Form S-8 No. 333-61089, Form S-8 No. 333-28009, Form S-8 No. 333- 89127, Form S-3 No. 333-90560, Form S-8 No. 333-101328, Form S-8 No. 333-111487, Form S-8 No. 333-111488 and Form S-8 No. 333-122942) of Intervoice, Inc. and subsidiaries of our reports dated May 13, 2005 with respect to the consolidated financial statements and schedule of Intervoice, Inc. and subsidiaries, Intervoice, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Intervoice Inc, and subsidiaries, included in this Annual Report (Form 10-K) for the year ended February 28, 2005.

/s/ ERNST & YOUNG LLP
Dallas, Texas
May 13, 2005